Exhibit 10.1(a)

LOAN AGREEMENT

Lender: Well Thrive Limited (hereafter “Party A”)

Borrower: Aerkomm Taiwan Inc. (hereafter “Party B”)

For the purpose of providing a working capital loan to Party B, both parties agreed to enter into this agreement (“Loan Agreement”) with the following terms:

1.	Party B wishes to borrow NT$80,000,000 (approximately U.S. $2,640,000) and Party A agrees to lend such amount according to the terms and conditions of this agreement.

2.	Party A will wire transfer the above loan amount in one transaction to Party B within seven (7) days after the signing of this agreement.

3.	The Loan Agreement shall remain effective until December 31, 2021. Party B shall repay the full loan amount upon or prior to the expiration of the Loan Agreement.

4.	The interest rate for the Loan Agreement shall be 5% per annum. However, if Party B repays the full loan amount within one month, the interest shall be waived.

5.	Party A shall pursue legal action if Party B does not repay the loan amount according to the terms of this agreement.

6.	This Loan Agreement is executed in two copies, one of which shall be held by each party respectively.

Party A: Well Thrive Limited	/s/ Corporate Seal

Legal Representative: Sheng-Chun Chang	/s/ Personal Seal

Tax ID: Taiwan 54173268

Address: No. 77, Heng Yang Road, Chung Cheng District, Taipei City, Taiwan

Party B: Aerkomm Taiwan Inc.	/s/ Corporate Seal

Legal Representative: Chih-Ming Hsu	/s/ Personal Seal

Tax ID: Taiwan 50782227

Address: No. 13, Lane 120, Section 1, Neihu Road, Neihu District, Taipei City, Taiwan